The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
Subject to completion dated January 15, 2013.
Preliminary Pricing Supplement No. U770
To the Underlying Supplement dated November 19, 2012,
Product Supplement No. U-I dated March 23, 2012,
Prospectus Supplement dated March 23, 2012 and
Prospectus dated March 23, 2012
Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-180300-03 January 15, 2013
$ 1 Year 8.0% - 10.0% per annum Callable Yield Notes due February 5, 2014 Linked to the Performance of the Russell 2000® Index, the United States Oil Fund, LP and the Market Vectors Gold Miners ETF
General
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The securities are designed for investors who are mildly bearish, neutral or mildly bullish on the Underlyings. Investors should be willing to lose some or all of their investment if a Knock-In Event occurs with respect to any Underlying. Any payment on the securities is subject to our ability to pay our obligations as they become due.

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Interest will be paid quarterly in arrears at a rate expected to be between 8.0% and 10.0% per annum (to be determined on the Trade Date), subject to Early Redemption. Interest will be calculated on a 30/360 basis.

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The Issuer may redeem the securities, in whole but not in part, on any Interest Payment Date scheduled to occur on or after May 6, 2013. No interest will accrue or be payable following an Early Redemption.

•	Senior unsecured obligations of Credit Suisse AG, acting through its Nassau Branch, maturing February 5, 2014.†

•	Minimum purchase of $1,000. Minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

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The securities are expected to price on or about January 31, 2013 (the “Trade Date”) and are expected to settle on or about February 5, 2013 (the “Settlement Date”). Delivery of the securities in book-entry form only will be made through The Depository Trust Company.

Key Terms
Issuer:	Credit Suisse AG (“Credit Suisse”), acting through its Nassau Branch
Underlyings:	Each Underlying is identified in the table below, together with its Bloomberg ticker symbol, Initial Level and Knock-In Level:
	Underlying	Ticker	Initial Level*	Knock-In Level
	Russell 2000® Index (“RTY”)	RTY
	United States Oil Fund, LP (“USO”)	USO UP
	Market Vectors Gold Miners ETF (“GDX”)	GDX UP
Interest Rate:	Expected to be between 8.0% and 10.0% per annum (to be determined on the Trade Date). Interest will be calculated on a 30/360 basis.
Interest Payment Dates:
Unless redeemed earlier, interest will be paid quarterly in arrears on May 6, 2013, August 5, 2013, November 5, 2013 and the Maturity Date, subject to the modified following business day convention. No interest will accrue or be payable following an Early Redemption.

Redemption Amount:
At maturity, the Redemption Amount you will be entitled to receive will depend on the individual performance of each Underlying and whether a Knock-In Event occurs. If the securities are not subject to Early Redemption, the Redemption Amount will be determined as follows:

•
If a Knock-In Event occurs, the Redemption Amount will equal the principal amount of the securities you hold multiplied by the sum of one plus the Underlying Return of the Lowest Performing Underlying. In this case, the maximum Redemption Amount will equal the principal amount of the securities. Therefore, unless the Final Level of each of the Underlyings is equal to or greater than to its Initial Level, the Redemption Amount will be less than the principal amount of the securities. You could lose your entire investment.

• If a Knock-In Event does not occur, the Redemption Amount will equal the principal amount of the securities you hold.
Any payment on the securities is subject to our ability to pay our obligations as they become due.
Early Redemption:
Prior to the Maturity Date, the Issuer may redeem the securities in whole, but not in part, on any Interest Payment Date scheduled to occur on or after May 6, 2013 upon notice on or before the relevant Early Redemption Notice Date at 100% of the principal amount of the securities, together with the interest payable on that Interest Payment Date.

Early Redemption Notice Dates:	Notice of Early Redemption will be provided prior to the relevant Interest Payment Date on or before May 1, 2013, July 31, 2013 or October 31, 2013, as applicable.
Knock-In Event:	A Knock-In Event will occur if, on any trading day during the Observation Period, the closing level of any Underlying is equal to or less than its Knock-In Level.
Knock-In Level:	The Knock-In Level for each Underlying will be approximately 60% of the Initial Level of such Underlying (to be determined on the Trade Date).
Lowest Performing Underlying:	The Underlying with the lowest Underlying Return.
Underlying Return:	For each Underlying, the Underlying Return will be calculated as follows:
Final Level—Initial Level Initial Level	; subject to a maximum of zero
Initial Level:*	For each Underlying, the closing level of such Underlying on the Trade Date.
Final Level:	For each Underlying, the closing level of such Underlying on the Valuation Date.
Observation Period:	The period from but excluding the Trade Date to and including the Valuation Date.
Valuation Date:†	January 31, 2013
Maturity Date:†	February 5, 2014
Listing:	The securities will not be listed on any securities exchange.
CUSIP:	22546TU58
* In the event that the closing level of any Underlying is not available on the Trade Date, the Initial Level for such Underlying will be determined on the immediately following trading day on which a closing level is available.

† The Valuation Date for any Underlying is subject to postponement if such date is not an underlying business day for such Underlying or as a result of a market disruption event in respect to such Underlying and the Maturity Date is subject to postponement if such date is not a business day or if the Valuation Date for any Underlying is postponed, in each case as described in the accompanying product supplement under “Description of the Securities—Market disruption events.”

Investing in the securities involves a number of risks. See “Selected Risk Considerations” in this pricing supplement and “Risk Factors” beginning on page PS-3 of the accompanying product supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying underlying supplement, the product supplement, the prospectus supplement and the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions(1)	Proceeds to Issuer
Per security	$1,000.00	$	$
Total	$	$	$

(1) We or one of our affiliates may pay varying discounts and commissions of between $0.00 and $2.50 per $1,000 principal amount of securities. In addition, an affiliate of ours may pay referral fees of up to $5.50 per $1,000 principal amount of securities. For more detailed information, please see ‘‘Supplemental Plan of Distribution (Conflicts of Interest)’’ on the last page of this pricing supplement.

The agent for this offering, Credit Suisse Securities (USA) LLC (“CSSU”), is our affiliate. For more information, see “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this pricing supplement.

The securities are not deposit liabilities and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.

Credit Suisse
January    , 2013

You may revoke your offer to purchase the securities at any time prior to the time at which we accept such offer on the date the securities are priced. We reserve the right to change the terms of, or reject any offer to purchase the securities prior to their issuance. In the event of any changes to the terms of the securities, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.

Additional Terms Specific to the Securities

You should read this pricing supplement together with the underlying supplement dated November 19, 2012, the product supplement dated March 23, 2012, the prospectus supplement dated March 23, 2012 and the prospectus dated March 23, 2012, relating to our Medium-Term Notes of which these securities are a part. You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Underlying supplement dated November 19, 2012:

http://www.sec.gov/Archives/edgar/data/1053092/000095010312006212/dp34349_424b2-eus.htm

•	Product supplement No. U-I dated March 23, 2012:

http://www.sec.gov/Archives/edgar/data/1053092/000095010312001501/dp29492_424b2-ui.htm

•	Prospectus supplement and Prospectus dated March 23, 2012:

http://www.sec.gov/Archives/edgar/data/1053092/000104746912003186/a2208088z424b2.htm

Our Central Index Key, or CIK, on the SEC website is 1053092. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to Credit Suisse.

This pricing supplement, together with the documents listed above, contains the terms of the securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the product supplement and “Selected Risk Considerations” in this pricing supplement, as the securities involve risks not associated with conventional debt securities. You should consult your investment, legal, tax, accounting and other advisors before deciding to invest in the securities.

Hypothetical Redemption Amounts and Total Payments on the Securities

The tables and examples below illustrate hypothetical Redemption Amounts payable at maturity and, in the case of the tables, total payments over the term of the securities (which include both payments at maturity and the total interest paid on the securities) on a $1,000 investment in the securities for a range of Underlying Returns for the Lowest Performing Underlying, both in the event a Knock-In Event does not occur and in the event a Knock-In Event does occur. The tables and examples assume that (i) the securities are not redeemed prior to maturity, (ii) the Interest Rate applicable to the securities is 9.0% per annum (the midpoint of the expected range set forth on the cover of this pricing supplement), (iii) the term of the securities is exactly 1 year and (iv) the Knock-In Level for each Underlying is 60% of the Initial Level for such Underlying. In addition, the examples below assume that the Initial Level is 880 for RTY, $34 for USO and $45 for GDX. The examples are intended to illustrate hypothetical calculations of only the Redemption Amount and do not illustrate the calculation or payment of any individual interest payment. The Redemption Amounts and total payment amounts set forth below are provided for illustration purposes only. The actual Redemption Amounts and total payments applicable to a purchaser of the securities will depend on several variables, including, but not limited to (a) whether on any trading day during the Observation Period the closing level of any Underlying is equal to or less than its respective Knock-In Level and (b) the Final Level of the Lowest Performing Underlying determined on the Valuation Date. It is not possible to predict whether a Knock-In Event will occur, and in the event that there is a Knock-In Event, whether and by how much the Final Level of the Lowest Performing Underlying will decrease in comparison to its Initial Level. Any payment on the securities is subject to our ability to pay our obligations as they become due. The numbers appearing in the following tables and examples have been rounded for ease of analysis.

Table 1: A Knock-In Event DOES NOT occur.

Percentage Change from the Initial Level to the Final Level for the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount per $1,000 Principal Amount of Securities (Knock-In Event does not occur)	Total Interest Payment per $1,000 Principal Amount of Securities	Total Payment per $1,000 Principal Amount of Securities
50%	0%	$1,000	$90.00	$1,090.00
40%	0%	$1,000	$90.00	$1,090.00
30%	0%	$1,000	$90.00	$1,090.00
20%	0%	$1,000	$90.00	$1,090.00
10%	0%	$1,000	$90.00	$1,090.00
0%	0%	$1,000	$90.00	$1,090.00
-10%	-10%	$1,000	$90.00	$1,090.00
-20%	-20%	$1,000	$90.00	$1,090.00
-30%	-30%	$1,000	$90.00	$1,090.00
-39.99%	-39.99%	$1,000	$90.00	$1,090.00

Table 2: A Knock-In Event DOES occur.

Percentage Change from the Initial Level to the Final Level for the Lowest Performing Underlying	Underlying Return of the Lowest Performing Underlying	Redemption Amount per $1,000 Principal Amount of Securities (Knock-In Event occurs)	Total Interest Payment per $1,000 Principal Amount of Securities	Total Payment per $1,000 Principal Amount of Securities
50%	0%	$1,000	$90.00	$1,090.00
40%	0%	$1,000	$90.00	$1,090.00
30%	0%	$1,000	$90.00	$1,090.00
20%	0%	$1,000	$90.00	$1,090.00
10%	0%	$1,000	$90.00	$1,090.00
0%	0%	$1,000	$90.00	$1,090.00
-10%	-10%	$900	$90.00	$990.00
-20%	-20%	$800	$90.00	$890.00
-30%	-30%	$700	$90.00	$790.00
-40%	-40%	$600	$90.00	$690.00
-50%	-50%	$500	$90.00	$590.00

Example 1: A Knock-In Event occurs because on a trading day during the Observation Period, the closing level of one Underlying is equal to or less than its Knock-In Level; and the Final Level of the Lowest Performing Underlying is less than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level
RTY	880	880.00 (100% of Initial Level)	968.00 (110% of Initial Level)
USO	$34	$34.00 (100% of Initial Level)	$37.40 (110% of Initial Level)
GDX	$45	$27.00 (60% of Initial Level)	$27.00 (60% of Initial Level)

Since the closing level of GDX on a trading day during the Observation Period is equal to or less than its Knock-In Level, a Knock-In Event occurs. GDX is also the Lowest Performing Underlying.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of GDX ― Initial Level of GDX	; subject to a maximum of 0.00
Initial Level of GDX

= ($27.00 – $45.00) / $45.00 = -0.40

Redemption Amount	=	principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)
	=	$1,000 x (1 – 0.40)
	=	$600

Example 2: A Knock-In Event occurs because on a trading day during the Observation Period, the closing level of one Underlying is equal to or less than its Knock-In Level; the closing level of the Lowest Performing Underlying on any trading day during the Observation Period is never equal to or less than its Knock-In Level; and the Final Level of the Lowest Performing Underlying is less than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level
RTY	880	880.00 (100% of Initial Level)	968.00 (110% of Initial Level)
USO	$34	$20.40 (60% of Initial Level)	$37.40 (110% of Initial Level)
GDX	$45	$36.00 (80% of Initial Level)	$36.00 (80% of Initial Level)

Since the closing level of USO on a trading day during the Observation Period is equal to or less than its Knock-In Level, a Knock-In Event occurs. GDX is the Lowest Performing Underlying, even though its closing level on any trading day during the Observation Period is never equal to or less than its Knock-In Level.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of GDX ― Initial Level of GDX	; subject to a maximum of 0.00
Initial Level of GDX

= ($36.00 – $45.00) / $45.00 = -0.20

Redemption Amount	=	principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)
	=	$1,000 x (1 – 0.20)
	=	$800

Example 3: A Knock-In Event occurs because on a trading day during the Observation Period, the closing level of one Underlying is equal to or less than its Knock-In Level; and the Final Level of the Lowest Performing Underlying is greater than its Initial Level.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level
RTY	880	528.00 (60% of Initial Level)	968.00 (110% of Initial Level)
USO	$34	$32.30 (95% of Initial Level)	$40.80 (120% of Initial Level)
GDX	$45	$40.50 (90% of Initial Level)	$54.00 (120% of Initial Level)

Since the closing level of RTY on a trading day during the Observation Period is equal to or less than its Knock-In Level, a Knock-In Event occurs. RTY is also the Lowest Performing Underlying.

Therefore, the Underlying Return of the Lowest Performing Underlying will equal:

Final Level of RTY ― Initial Level of RTY	; subject to a maximum of 0.00
Initial Level of RTY

= (968.00 – 880) / 880 = 0.10

BUT 0.10 is greater than the maximum of 0.00, so the Underlying Return of the Lowest Performing Underlying is 0.00.

Redemption Amount	=	principal amount of the securities × (1 + Underlying Return of the Lowest Performing Underlying)
	=	$1,000 x (1 + 0.00)
	=	$1,000

Example 4: A Knock-In Event does not occur.

Underlying	Initial Level	Lowest closing level of the Underlying during the Observation Period	Final Level
RTY	880	880.00 (100% of Initial Level)	968.00 (110% of Initial Level)
USO	$34	$30.60 (90% of Initial Level)	$37.40 (110% of Initial Level)
GDX	$45	$33.75 (75% of Initial Level)	$49.50 (110% of Initial Level)

Since the closing level of each Underlying on any trading day during the Observation Period was never equal to or less than its Knock-In Level, a Knock-In Event does not occur.

Therefore, the Redemption Amount equals $1,000.

Selected Risk Considerations

An investment in the securities involves significant risks. Investing in the securities is not equivalent to investing directly in the Underlyings. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement.

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YOU MAY RECEIVE LESS THAN THE PRINCIPAL AMOUNT AT MATURITY — You may receive less at maturity than you originally invested in the securities, or you may receive nothing, excluding any accrued or unpaid interest. If a Knock-In Event occurs and the Final Level of the Lowest Performing Underlying is less than its Initial Level, you will be fully exposed to any depreciation in the Lowest Performing Underlying. In this case, the Redemption Amount you will be entitled to receive will be less than the principal amount of the securities and you could lose your entire investment. It is not possible to predict whether a Knock-In Event will occur, and in the event that there is a Knock-In Event, whether and by how much the Final Level of the Lowest Performing Underlying will decrease in comparison to its Initial Level. Any payment on the securities is subject to our ability to pay our obligations as they become due.

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THE SECURITIES WILL NOT PAY MORE THAN THE PRINCIPAL AMOUNT, PLUS ACCRUED AND UNPAID INTEREST, AT MATURITY OR UPON EARLY REDEMPTION — The securities will not pay more than the principal amount, plus accrued and unpaid interest, at maturity or upon early redemption. If the Final Level of each Underlying is greater than its respective Initial Level (regardless of whether a Knock-In Event has occurred), you will not receive the appreciation of any Underlying. Assuming the securities are held to maturity and the term of the securities is exactly 1 year, the maximum amount payable with respect to the securities is expected to be between $1,080.00 and $1,100.00 (to be determined on the Trade Date) for each $1,000 principal amount of the securities.

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THE SECURITIES ARE SUBJECT TO THE CREDIT RISK OF CREDIT SUISSE — Although the return on the securities will be based on the performance of the Underlyings, the payment of any amount due on the securities, including any applicable interest payments, early redemption payment or payment at maturity, is subject to the credit risk of Credit Suisse. Investors are dependent on our ability to pay all amounts due on the securities and, therefore, investors are subject to our credit risk. In addition, any decline in our credit ratings, any adverse changes in the market’s view of our creditworthiness or any increase in our credit spreads is likely to adversely affect the value of the securities prior to maturity.

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THE REDEMPTION AMOUNT PAYABLE AT MATURITY WILL BE LESS THAN THE PRINCIPAL AMOUNT OF THE SECURITIES EVEN IF A KNOCK-IN EVENT OCCURS WITH RESPECT TO ONLY ONE UNDERLYING AND THE FINAL LEVEL OF ONLY ONE UNDERLYING IS LESS THAN ITS INITIAL LEVEL — Even if on a trading day during the Observation Period the closing level of only one Underlying is equal to or less than its Knock-In Level, a Knock-In Event will have occurred. In this case, the Redemption Amount payable at maturity will be less than the principal amount of the securities if, in addition to the occurrence of a Knock-In Event, the Final Level of at least one Underlying is less than its Initial Level. This will be true even if on any trading day during the Observation Period the closing level of the Lowest Performing Underlying was never equal to or less than its Knock-In Level.

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THE SECURITIES ARE SUBJECT TO A POTENTIAL EARLY REDEMPTION, WHICH WOULD LIMIT YOUR ABILITY TO ACCRUE INTEREST OVER THE FULL TERM OF THE SECURITIES —The securities are subject to a potential early redemption. Prior to maturity, the securities may be redeemed on any Interest Payment Date scheduled to occur on or after May 6, 2013, upon notice on or before the relevant Early Redemption Notice Date. If the securities are redeemed prior to the Maturity Date, you will be entitled to receive the principal amount of your securities and any accrued but unpaid interest payable on such Interest Payment Date. In this case, you will lose the opportunity to continue to accrue and be paid interest from the date of Early Redemption to the scheduled Maturity Date. If the securities are redeemed prior to the Maturity Date, you may be unable to invest in other securities with a similar level of risk that yield as much interest as the securities.

•	SINCE THE SECURITIES ARE LINKED TO THE PERFORMANCE OF MORE THAN ONE UNDERLYING, YOU WILL BE FULLY EXPOSED TO THE RISK OF FLUCTUATIONS IN THE

LEVEL OF EACH UNDERLYING — Since the securities are linked to the performance of more than one Underlying, the securities will be linked to the individual performance of each Underlying. Because the securities are not linked to a basket, in which case the risk is mitigated and diversified among all of the components of a basket, you will be exposed to the risk of fluctuations in the levels of the Underlyings to the same degree for each Underlying. For example, in the case of securities linked to a basket, the return would depend on the weighted aggregate performance of the basket components as reflected by the basket return. Thus, the depreciation of any basket component could be mitigated by the appreciation of another basket component, to the extent of the weightings of such components in the basket. However, in the case of securities linked to the lowest performing Underlying, the individual performance of each Underlying is not combined to calculate your return and the depreciation of any Underlying is not mitigated by the appreciation of any other Underlying. Instead, if a Knock-In Event occurs, the Redemption Amount payable at maturity will depend on the lowest performing of the Underlyings to which the securities are linked.

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THE SECURITIES ARE LINKED TO THE RUSSELL 2000® INDEX AND ARE SUBJECT TO THE RISKS ASSOCIATED WITH SMALL-CAPITALIZATION COMPANIES —  The Russell 2000® Index is composed of equity securities issued by companies with relatively small market capitalization.  These equity securities often have greater stock price volatility, lower trading volume and less liquidity than the equity securities of large-capitalization companies, and are more vulnerable to adverse business and economic developments than those of large-capitalization companies. In addition, small-capitalization companies are typically less established and less stable financially than large-capitalization companies. These companies may depend on a small number of key personnel, making them more vulnerable to loss of personnel.  Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products. Therefore, the Russell 2000® Index may be more volatile than it would be if it were composed of equity securities issued by large-capitalization companies.

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NON-U.S. SECURITIES RISKS — Some or all of the equity securities held by the Market Vectors Gold Miners ETF are issued by or linked to the value of foreign companies. Investments in the securities therefore involve risks associated with the securities markets in those countries, including risks of volatility in those markets, government intervention in those markets and cross shareholdings in companies in certain countries. Also, generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. These equity securities may be more volatile than domestic equity securities and may be subject to different political, market, economic, exchange rate, regulatory and other risks. These factors may adversely affect the values of the equity securities held by the Market Vectors Gold Miners ETF, and therefore the level of the Market Vectors Gold Miners ETF and the value of the securities.

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EMERGING MARKETS RISK — Some or all of the equity securities held by the Market Vectors Gold Miners ETF are issued by companies based in emerging market countries. Emerging markets have often undergone significant political, economic and social upheaval. Such far-reaching changes have resulted in constitutional and social tensions and, in some cases, instability and reaction against market reforms has occurred. With respect to any emerging market country, there is the possibility of nationalization, expropriation or confiscation and government regulation. These factors may adversely affect the values of the equity securities held by the Market Vectors Gold Miners ETF, and therefore the level of the Market Vectors Gold Miners ETF and the value of the securities.

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CURRENCY EXCHANGE RISK — The securities, which are denominated in U.S. dollars, are subject to currency exchange risk through their exposure to the performance of the Market Vectors Gold Miners ETF, which holds equity securities issued by or linked to the value of foreign companies. Currency markets may be highly volatile. Significant changes, including changes in liquidity and prices, can occur within very short periods of time. Foreign currency rate risks include convertibility risk, market volatility and potential interference by foreign governments through regulation of local markets, foreign investment or particular transactions in a foreign currency. These factors may adversely affect the values of the equity securities held by the Market Vectors Gold Miners ETF, and therefore the level of the Market Vectors Gold Miners ETF and the value of the securities.

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CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE SECURITIES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your securities, the original issue price of the securities includes the agent’s commission and the cost of hedging our obligations under the securities through one or more of our affiliates. As a result, the price, if any, at which Credit Suisse (or its affiliates), will be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price, and any sale prior to the Maturity Date could result in a substantial loss to you. The securities are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your securities to maturity.

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LACK OF LIQUIDITY — The securities will not be listed on any securities exchange. Credit Suisse (or its affiliates) intends to offer to purchase the securities in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities when you wish to do so. Because other dealers are not likely to make a secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which Credit Suisse (or its affiliates) is willing to buy the securities. If you have to sell your securities prior to maturity, you may not be able to do so or you may have to sell them at a substantial loss.

•
POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities.

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MANY ECONOMIC AND MARKET FACTORS WILL AFFECT THE VALUE OF THE SECURITIES — In addition to the levels of the Underlyings on any trading day during the Observation Period, the value of the securities will be affected by a number of economic and market factors that may either offset or magnify each other, including:

o	the expected volatility of the Underlyings;

o	the time to maturity of the securities;

o	the Early Redemption feature, which is likely to limit the value of the securities;

o	interest and yield rates in the market generally;

o
global gold and silver supply and demand, which is influenced by such factors as forward selling by gold and silver producers, purchases made by gold and silver producers to unwind gold and silver hedge positions, central bank purchases and sales of gold, and production and cost levels in major gold-producing countries and in major silver-producing countries;

o	supply and demand trends for crude oil;

o	investors’ expectations with respect to the rate of inflation;

o
geopolitical conditions and a variety of economic, financial, political, regulatory or judicial events that affect the components comprising the Underlyings, or markets generally and which may affect the levels of the Underlyings; and

o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors may influence the price that you will receive if you choose to sell your securities prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

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NO OWNERSHIP RIGHTS RELATING TO THE UNDERLYINGS — Your return on the securities will not reflect the return you would realize if you actually owned the shares of the United States Oil Fund, LP and the Market Vectors Gold Miners ETF (each, a “Reference Fund”) or the assets that comprise the Underlyings. The return on your investment, which is based on the percentage change in the Underlyings, is not the same as the total return you would receive based on the purchase of the shares of the Reference Funds or the assets that comprise the Underlyings.

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NO DIVIDEND PAYMENTS OR VOTING RIGHTS — As a holder of the securities, you will not have voting rights or rights to receive cash dividends or other distributions or other rights with respect to the Reference Funds and the assets that comprise the Underlyings.

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ANTI-DILUTION PROTECTION IS LIMITED — The calculation agent will make anti-dilution adjustments for certain events affecting the shares of each Reference Fund. However, the calculation agent will not make an adjustment in response to all events that could affect the shares of each Reference Fund. If an event occurs that does not require the calculation agent to make an adjustment, or if an adjustment is made but such adjustment does not fully reflect the economics of such event, the value of the securities may be materially and adversely affected. For additional information, see “Description of the Securities—Adjustments—For a reference fund” in the accompanying product supplement.

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THERE ARE RISKS ASSOCIATED WITH THE UNITED STATES OIL FUND, LP AND THE MARKET VECTORS GOLD MINERS ETF — Although shares of the Reference Funds are listed for trading on a national securities exchange and a number of similar products have been traded on various national securities exchanges for varying periods of time, there is no assurance that an active trading market will continue for the shares of each Reference Fund or that there will be liquidity in the trading market. Each Reference Fund is subject to management risk, which is the risk that a fund’s investment strategy, the implementation of which is subject to a number of constraints, may not produce the intended results. Pursuant to each Reference Fund’s investment strategy or otherwise, its investment advisor may add, delete or substitute the assets held by such Reference Fund. Any of these actions could adversely affect the price of the shares of each Reference Fund and consequently the value of the securities. For additional information about the United States Oil Fund, LP and the Market Vectors Gold Miners ETF, see information set forth under “The Reference Funds—The United States Oil Fund, LP” and “The Reference Funds—The Market Vectors Gold Miners ETF” in the accompanying underlying supplement.

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THE PERFORMANCE OF THE UNITED STATES OIL FUND, LP MAY NOT FULLY REPLICATE THE PERFORMANCE OF THE PRICE OF WTI LIGHT, SWEET CRUDE OIL — United States Commodity Funds, LLC, the general partner of the United States Oil Fund, LP, is responsible for investing the assets of the United States Oil Fund, LP in accordance with the objectives and policies of the United States Oil Fund, LP. The assets of the United States Oil Fund, LP consist primarily of investments in futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas, and other petroleum-based fuels that are traded on the New York Mercantile Exchange, ICE Futures or other U.S. and foreign exchanges (collectively, “oil futures contracts”) and other oil interests such as cash-settled options on oil futures contracts, forward contracts for oil, and over-the-counter transactions that are based on the price of oil, other petroleum-based fuels, oil futures contracts and indices based on the foregoing (collectively, “other oil interests” and together with oil futures contracts, “oil interests”). The United States Oil Fund, LP seeks to achieve its investment objective by investing in a mix of oil futures contracts and other oil interests such that changes in the net asset value of the United States Oil Fund, LP will closely track the changes in the price of a specified oil futures contract (the “benchmark oil futures contract”). The United States Oil Fund, LP’s general partner believes that the benchmark oil futures contract historically has exhibited a close correlation with the spot price of light, sweet crude oil. There is no assurance that the general partner of the United States Oil Fund, LP will successfully implement its investment strategy and there is a risk that changes in the price of United States Oil Fund, LP units will not closely track changes in the spot price of WTI light, sweet crude oil. This could happen if the price of the units does not correlate closely with the United States Oil Fund, LP’s net asset value; changes in the United States Oil Fund, LP’s net asset value do not closely correlate with changes in the price of the benchmark oil futures contract; or changes in the price of the benchmark oil futures contract do not closely correlate with changes in the cash or spot price of light, sweet crude oil.

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RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES WITH CONCENTRATION IN ENERGY COMMODITIES — Market prices of the commodities and commodity futures contracts comprising the United States Oil Fund, LP tend to be highly volatile. Commodity market prices are not related to the value of a future income or earnings stream, as tends to be the case with fixed income and equity investments, but are subject to rapid fluctuations based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, drought, floods, weather, and agricultural, trade, fiscal and exchange control policies, embargoes and tariffs. The markets for many commodities are also highly cyclical.

The United States Oil Fund, LP invests in exchange-traded futures contracts for light, sweet crude oil, other types of crude oil, heating oil, gasoline, natural gas and other petroleum-based fuels. The shares of the United States Oil Fund, LP may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. The prices of these exchange-traded futures contracts are subject to the risks and hazards inherent in this industry, which can cause prices to widely fluctuate. The exploration for, and production of, crude oil is an uncertain process with many risks. The cost of drilling, completing and operating wells for natural gas is uncertain, and a number of factors can delay or prevent drilling operations or production, including fire, explosions, blow-outs, pipe failure, abnormally pressured formations, environmental hazards and mechanical difficulties or shortages or delays in the delivery of drilling rigs and other equipment. Crude oil operations also are subject to extensive federal, state and local environmental laws and regulations that materially affect production, handling, storage, transportation and disposal of crude oil and natural gas, by-products of crude oil and natural gas and other substances produced or used in connection with crude oil and natural gas operations. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodities futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and subject to dislocation than prices of other commodities.

Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Demand for energy commodities such as crude oil is generally linked to economic activity, and will tend to reflect general economic conditions. Additionally, demand for energy commodities may be reduced as a result of increases in energy efficiency, substitution and energy conservation.

These factors may have a larger impact on commodity prices and commodity linked instruments than on traditional fixed income and equity securities. These variables may create additional investment risks that cause the value of the securities to be more volatile than the values of traditional securities. These and other factors may affect the price of the United States Oil Fund, LP, and thus the value of your securities, in unpredictable or unanticipated ways. The high volatility and cyclical nature of commodity markets may render such an investment inappropriate as the focus of an investment portfolio.

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THE PERFORMANCE OF THE MARKET VECTORS GOLD MINERS ETF MAY NOT CORRELATE TO THE PERFORMANCE OF ITS TRACKED INDEX — The Market Vectors Gold Miners ETF will generally invest in all of the equity securities included in the index tracked by the Market Vectors Gold Miners ETF (the “Tracked Index”). There may, however, be instances where the Market Vectors Gold Miners ETF’s investment advisor may choose to overweight another stock in the Tracked Index, purchase securities not included in the Tracked Index that the investment advisor believes are appropriate to substitute for a security included in the Tracked Index or utilize various combinations of other available investment techniques in seeking to track accurately the Tracked Index. In addition, the performance of the Market Vectors Gold Miners ETF will reflect additional transaction costs and fees that are not included in the calculation of the Tracked Index. Also, corporate actions with respect to the equity securities (such as mergers and spin-offs) may impact the variance between the Market Vectors Gold Miners ETF and the Tracked Index. Finally, because the shares of the Market Vectors Gold Miners ETF are traded on a national securities exchange and are subject to market supply and investor demand, the market value of one share of the Market Vectors Gold Miners ETF may differ from the net asset value per share of the Market Vectors Gold Miners ETF. For these reasons, the performance of the Market Vectors Gold Miners ETF may not correlate with the performance of the Tracked Index.

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RISKS ASSOCIATED WITH INVESTMENTS IN SECURITIES WITH CONCENTRATION IN THE GOLD AND SILVER MINING INDUSTRY — The stocks comprising the NYSE Arca Gold Miners Index and that are generally tracked by the Market Vectors Gold Miners ETF are stocks of companies primarily engaged in the mining of gold or silver. The shares of the Market Vectors Gold Miners ETF may be subject to increased price volatility as they are linked to a single industry, market or sector and may be more susceptible to adverse economic, market, political or regulatory occurrences affecting that industry, market or sector. Because the Market Vectors Gold Miners ETF primarily invests in equity securities of companies that are involved in the gold mining industry, and to a lesser extent the silver mining industry, the shares of the Market Vectors Gold Miners ETF are subject to certain risks associated with such companies.

Gold mining companies and silver mining companies are highly dependent on the prices of gold and silver, respectively, and are subject to competition pressures that may have a significant effect on their financial condition. Gold prices and silver prices are subject to volatile price movements over short periods of time and are affected by numerous factors. These include economic factors, including, among other things, the structure of, and confidence in, the global monetary system, expectations of the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the prices of gold and silver are generally quoted) and other currencies, interest rates and the borrowing and lending rates of gold and silver, and global or regional economic, financial, political, tax, regulatory, judicial or other events. Gold and silver prices may also be affected by industry factors such as, lending, sales and purchases of gold and silver by the official sector, including central banks and other governmental agencies and multilateral institutions which hold gold or silver, technical developments, substitution issues, forward sales by producers, levels of gold and silver production and production costs, and short-term changes in supply and demand because of trading activities in the gold and silver markets. Silver prices may also be affected by production costs and disruptions in major silver producing countries such as Peru, Mexico and China. Additionally, gold and silver mining companies are subject to extensive federal, state and local environmental laws and regulations regarding air emissions and the disposal of hazardous materials and may be at risk for environmental damage claims.

Demand for gold and silver by the industrial and jewelry industries affects the prices of gold and silver. Gold and silver are used in a wide range of industrial applications, and an economic downturn could have a negative impact on their demand and, consequently, the prices of gold and silver. Additionally, should the speculative community take a negative view of gold or silver, a decline in gold or silver prices could occur.

These factors may have a larger impact on instruments linked to the gold and silver mining industry than on traditional fixed-income and equity securities. These variables may create additional investment risks that cause the value of the securities to be more volatile than the values of traditional securities. These and other factors may affect the price of the Market Vectors Gold Miners ETF, and thus the value of your securities, in unpredictable or unanticipated ways. The high volatility and cyclical nature of the gold and silver mining industry may render such an investment inappropriate as the focus of an investment portfolio.

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THE SECURITIES ARE NOT SUBJECT TO REGULATION BY THE COMMODITY FUTURES TRADING COMMISSION — The proceeds to be received by us from the sale of the securities will not be used to purchase or sell any commodities futures contracts or options on futures contracts for your benefit. An investment in the securities thus does not constitute either an investment in futures contracts, options on futures contracts or in a collective investment vehicle that trades in these futures contracts (i.e., the securities will not constitute a direct or indirect investment by you in the futures contracts), and you will not benefit from the regulatory protections of the Commodity Futures Trading Commission, commonly referred to as the “CFTC.” The Issuer is not registered with the CFTC as a futures commission merchant and you will not benefit from the CFTC’s or any other non-U.S. regulatory authority’s regulatory protections afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant. Unlike an investment in the securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be subject to regulation as a commodity pool and its operator may be required to be registered with and regulated by the CFTC as a commodity pool operator, or qualify for an exemption from the registration requirement. Because the securities will not be interests in a commodity pool, the securities will not be regulated by the CFTC as a commodity pool, we will not be registered with the CFTC as a commodity pool operator, and you will not benefit from the CFTC’s or any non-U.S. regulatory authority’s regulatory protections afforded to persons who invest in regulated commodity pools.

Supplemental Use of Proceeds and Hedging

We intend to use the proceeds of this offering for our general corporate purposes, which may include the refinancing of existing debt outside Switzerland. Some or all of the proceeds we receive from the sale of the securities may be used in connection with hedging our obligations under the securities through one or more of our affiliates. Such hedging or trading activities on or prior to the Trade Date and during the term of the securities (including on the Valuation Date) could adversely affect the value of the Underlyings and, as a result, could decrease the amount you may receive on the securities at maturity. For additional information, see “Supplemental Use of Proceeds and Hedging” in the accompanying product supplement.

Historical Information

The following graphs set forth the historical performance of the Underlyings based on their closing levels from January 1, 2008 through January 10, 2013. The closing level of the Russell 2000® Index on January 10, 2013 was 881.24. The closing level of one share of the United States Oil Fund, LP on January 10, 2013 was $34.17. The closing level of one share of the Market Vectors Gold Miners ETF on January 10, 2013 was $45.41. We obtained the closing levels below from Bloomberg, without independent verification. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg. You should not take the historical levels of the Underlyings as an indication of future performance of the Underlyings or the securities. The levels of any of the Underlyings may decrease so that a Knock-In Event occurs and at maturity you will receive a Redemption Amount equal to less than the principal amount of the securities. Any payment on the securities is subject to our ability to pay our obligations as they become due. We cannot give you any assurance that the closing levels of the Underlyings will remain above their respective Knock-In Levels during the Observation Period. If on any trading day during the Observation Period, the closing level of any Underlying is equal to or less than its Knock-In Level, and the Final Level of the Lowest Performing Underlying is less than its Initial Level, then you will lose money on your investment.

For additional information about the Russell 2000® Index, the United States Oil Fund, LP and the Market Vectors Gold Miners ETF, see information set forth under “The Reference Indices—The Russell 2000® Index”, “The Reference Funds—The United States Oil Fund, LP” and “The Reference Funds—The Market Vectors Gold Miners ETF” in the accompanying underlying supplement.

Historical Performance of the United States Oil Fund, LP

140
120
100
80
60
40
20
0
Closing Level
Jan-08
Apr-08
Jul-08
Oct-08
Jan-09
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13

Source: Bloomberg

Historical Performance of the
Market Vectors Gold Miners ETF

80
70
60
50
40
30
20
10
0
Closing Level
Jan-08
Apr-08
Jul-08
Oct-08
Jan-09
Apr-09
Jul-09
Oct-09
Jan-10
Apr-10
Jul-10
Oct-10
Jan-11
Apr-11
Jul-11
Oct-11
Jan-12
Apr-12
Jul-12
Oct-12
Jan-13

Source: Bloomberg

Material U.S. Federal Income Tax Considerations

The following discussion summarizes material U.S. federal income tax consequences of owning and disposing of the securities that may be relevant to holders of the securities that acquire their securities from us as part of the original issuance of the securities.  This discussion applies only to holders that hold their securities as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”).  Further, this discussion does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your individual circumstances or if you are subject to special rules, such as if you are:

•	a financial institution,

•	a mutual fund,

•	a tax-exempt organization,

•	a grantor trust,

•	certain U.S. expatriates,

•	an insurance company,

•	a dealer or trader in securities or foreign currencies,

•	a person (including traders in securities) using a mark-to-market method of accounting,

•	a person who holds a security as a hedge or as part of a straddle with another position, constructive sale, conversion transaction or other integrated transaction, or

•	an entity that is treated as a partnership for U.S. federal income tax purposes.

The discussion is based upon the Code, law, regulations, rulings and decisions, in each case, as available and in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect.  Tax consequences under state, local and foreign laws are not addressed herein.  No ruling from the U.S. Internal Revenue Service (the “IRS”) has been or will be sought as to the U.S. federal income tax consequences of the ownership and disposition of the securities, and the following discussion is not binding on the IRS.

You should consult your tax advisor as to the specific tax consequences to you of owning and disposing of the securities, including the application of federal, state, local and foreign income and other tax laws based on your particular facts and circumstances.

IRS CIRCULAR 230 REQUIRES THAT WE INFORM YOU THAT ANY TAX STATEMENT HEREIN REGARDING ANY U.S. FEDERAL TAX IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, BY ANY TAXPAYER FOR THE PURPOSE OF AVOIDING ANY PENALTIES. ANY SUCH STATEMENT HEREIN WAS WRITTEN TO SUPPORT THE MARKETING OR PROMOTION OF THE TRANSACTION(S) OR MATTER(S) TO WHICH THE STATEMENT RELATES.  A PROSPECTIVE INVESTOR (INCLUDING A TAX-EXEMPT INVESTOR) IN THE SECURITIES SHOULD CONSULT ITS OWN TAX ADVISOR IN DETERMINING THE TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

Characterization of the Securities

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of your securities.  Thus, the characterization of the securities is not certain.  Due to the terms of the securities and the uncertainty of the tax law with respect to characterization of the securities, our special tax counsel, Orrick, Herrington & Sutcliffe LLP, is unable to opine on the characterization of the securities for U.S. federal income tax purposes.  The possible alternative characterizations and risks to investors of such characterizations are discussed below.  Based on the advice of our special tax counsel, we intend to treat the securities, for U.S. federal income tax purposes, as (1) one or more put options (each a “Put Option”) that requires the holder to settle against the value of the reference underlying and (2) a deposit with us of cash, in an amount equal to the amount paid for a security (the “Deposit”) to secure the holder’s potential obligation to cash settle against the value of the reference underlying.  In the absence of an administrative or judicial ruling to the contrary, we and, by acceptance of a security, each holder agree to treat the securities as consisting of a Deposit and one or more Put Options with respect to the reference underlying for all U.S. federal income tax purposes.  If the securities are not callable, each holder agrees to treat the security as consisting of the Deposit and a single Put Option.  If the securities are callable, each holder agrees to treat the security as consisting of the Deposit and a series of Put Options.  The balance of this discussion assumes that the securities will be so treated.

Alternative Characterizations of the Securities

You should be aware that the characterization of the securities as described above is not certain, nor is it binding on the IRS or the courts.  Thus, it is possible that the IRS would seek to characterize your securities in a manner that results in tax consequences to you that are different from those described above.  For example, the IRS might assert that securities with a term of more than one year constitute debt instruments that are “contingent payment debt instruments” that are subject to special tax rules under the applicable Treasury regulations governing the recognition of income over the term of your securities.  If the securities were to be treated as contingent payment debt instruments, you would be required to include in income on an economic accrual basis over the term of the securities an amount of interest that is based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your securities, or the comparable yield.  The characterization of securities as contingent payment debt instruments under these rules is likely to be adverse.  However, if the securities had a term of one year or less, the rules for short-term debt obligations would apply rather than the rules for contingent payment debt instruments.  Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price.  The obligation’s issue price will reflect any discount or concession made in connection with the acquisition of the obligation.  A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the security as income upon receipt.  Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income.  You should consult your tax advisor regarding the possible tax consequences of characterization of the securities as contingent payment debt instruments or short-term debt obligations.

It is also possible that the IRS would seek to characterize a security as a notional principal contract (an “NPC”).  In general, payments on an NPC are accrued ratably (as ordinary income or deduction, as the case may be) over the period to which they relate income regardless of an investor’s usual method of tax accounting.  Payments made to terminate an NPC (other than perhaps a final scheduled payment) are capital in nature.  Deductions for NPC payments may be limited in certain cases.  Certain payments under an NPC may be treated as U.S. source income.  The IRS could also seek to characterize your securities as Code section 1256 contracts in the event that they are listed on a securities exchange.  In such case, the securities would be marked-to-market at the end of the year and 40% of any gain or loss would be treated as short-term capital gain or loss, and the remaining 60% of any gain or loss would be treated as long-term capital gain or loss.  Alternatively, in the event that the securities have a term of more than one year and reference an equity interest in a “pass-thru entity” within the meaning of Code section 1260 (which includes shares in, among others, an exchange-traded fund, a regulated investment company, a real estate investment trust, a partnership or a trust), the IRS might assert that the securities constitute a “constructive ownership transaction.”  If the securities were treated as a constructive ownership transaction, under Code section 1260, all or a portion of your gain, if any, from the securities would be recharacterized as ordinary income, and you would be required to pay additional tax calculated by reference to interest on the tax on such recharacterized income.  We are not responsible for any adverse consequences that you may experience as a result of any alternative characterization of the securities for U.S. federal income tax or other tax purposes.

You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your securities for U.S. federal income tax purposes.

U.S. Holders

For purposes of this discussion, the term “U.S. Holder,” for U.S. federal income tax purposes, means a beneficial owner of securities that is (1) a citizen or resident of the United States, (2) a corporation (or an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust, if (a) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has in effect a valid election to be treated as a domestic trust for U.S. federal income tax purposes.  If a partnership (or an entity treated as a partnership for U.S. federal income tax purposes) holds securities, the U.S. federal income tax treatment of such partnership and a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.  If you are a partnership, or a partner of a partnership, holding securities, you should consult your tax advisor regarding the tax consequences to you from the partnership's purchase, ownership, and disposition of the securities.

Payment of Coupons

In accordance with the agreed-upon tax treatment described above, we will treat each coupon (a “Coupon”) as comprised of a component that is stated interest on the security, which should be treated as interest on the Deposit of 0.3170%, and the balance of the Coupon should be treated as a payment of put premium received by you in respect of the Put Option to us (the “Put Premium”).  In the case of securities that are not callable, the Put Premium component of each Coupon will be treated as an installment payment of the Put Premium for the Put Option.  In the case of securities that are callable, the Put Premium component of each Coupon will be treated as full payment of the Put Premium for the Put Option related to such Coupon.  Any Put Premium (including installment payments) paid prior to redemption of the securities should be treated as short-term capital gain when received.

We will treat the Deposit as a debt obligation issued by us.  Consistent with this treatment, if the securities have a contingent Coupon and a term of more than one year, we will treat the rate of interest on the Deposit as an objective rate and the Deposit as a variable rate debt instrument.  In such case, U.S. Holders should include the interest component of each Coupon in income as received or accrued, based on their method of accounting.  If the securities have a non-contingent Coupon and a term of more than one year, U.S. Holders should include the interest component of each Coupon in income as received or accrued, based on their method of accounting.  If the security has a contingent Coupon and a term of one year or less, we will treat the Deposit as a short-term debt obligation.  Under Treasury regulations, a short-term debt obligation is treated as issued at a discount equal to the difference between all payments on the obligation and the obligation’s issue price.  A cash method U.S. Holder that does not elect to accrue the discount in income currently should include the payments attributable to interest on the security as income upon receipt.  Under these rules, any contingent payment would be taxable upon receipt by a cash basis taxpayer as ordinary interest income.  If the security has a non-contingent Coupon and a term of one year or less, U.S. Holders should include the interest component of each Coupon in income as received or accrued, based on their method of accounting.

You should consult your tax advisor regarding the possible tax consequences of characterization of the Deposit as a variable rate debt instrument or a short-term debt obligation.

Payment at Redemption or Maturity of the Securities

If the redemption amount is paid in cash, a U.S. Holder should be deemed to receive all or a portion of the Deposit and any accrued but unpaid Coupons.  Any Coupons deemed to be received will be taxed as described above.  Ordinarily, there should be no gain or loss on the Deposit, and the remainder of this discussion assumes that this will be the case.

If the amount received at redemption or maturity (excluding any Coupon paid at such time) is paid in cash and is less than the amount of the Deposit, the Put Option should be deemed exercised at the time of redemption or maturity, as the case may be.  In such a case, the difference between the Deposit and the amount received, less accrued but unpaid interest on the Deposit to which the U.S. Holder is entitled (taxed as described above), is deemed to have been paid to settle the Put Option.  Any loss on the Put Option, calculated as (a) the Deposit, less (b) the amount received at redemption or maturity (excluding any Coupon paid at such time and less accrued but unpaid interest on the Deposit to which the U.S. Holder is entitled) plus the Put Premium, should be short-term capital loss.

If the amount received at redemption or maturity is paid in cash and the amount of cash paid at redemption is equal to the Deposit (excluding any Coupon paid at such time), the Put Option should be deemed to have expired unexercised and an amount equal to any accrued but unpaid Put Premium should be treated as short-term capital gain.  The interest portion of any Coupon should be taxed as described above.

If at redemption or maturity the amount due is paid in physical shares or units of the underlying, the U.S. Holder should not recognize any gain or loss with respect to the Put Option (other than with respect to cash received in lieu of fractional shares or units, as described below).  The U.S. Holder should have an adjusted tax basis in all physical shares or units received (including for this purpose any fractional shares or units) equal to the Deposit less the total Put Premium received.  The U.S. Holder’s holding period for any reference shares or units received should start on the day after the delivery of the reference shares or units.  The U.S. Holder should generally recognize short-term capital gain or loss with respect to cash received in lieu of fractional shares or units in an amount equal to the difference between the amount of such cash received and the U.S. Holder’s basis in the fractional shares or units, which should be equal to the U.S. Holder’s basis in all of the reference shares or units (including the fractional shares or units), multiplied by a fraction, the numerator of which is the fractional shares or units and the denominator of which is all of the physical shares or units (including fractional shares or units).

Sale or Exchange of the Securities

Upon a sale or exchange of a security, a U.S. Holder should allocate the sale proceeds received between the Deposit and the Put Option on the basis of their respective fair market values on the date of sale.  The U.S. Holder should generally recognize gain or loss with respect to the Deposit in an amount equal to the difference between the amount of the sale proceeds allocable to the Deposit (less accrued but unpaid interest on the Deposit which will be taxed as described above under “Payment at Redemption or Maturity of the Securities”) and the U.S. Holder’s adjusted tax basis in the Deposit (which generally will equal the issue price of the security).  Generally, there should be no gain or loss with respect to the Deposit.

A U.S. Holder should generally recognize gain or loss with respect to the Put Option in an amount equal to the difference between the amount of the sale proceeds allocable to the Put Option and the U.S. Holder’s adjusted tax basis in the Put Option.  If the value of the total sale proceeds received (minus accrued but unpaid interest with respect to the Deposit) exceeds the Deposit, then the U.S. Holder should recognize short-term capital gain equal to the amount of remaining sale proceeds allocable to the Put Option.  If the value of the Deposit exceeds the total sale proceeds received (minus accrued but unpaid interest with respect to the Deposit), then the U.S. Holder should be treated as having paid the buyer an amount equal to the amount of such excess in exchange for the buyer’s assumption of the U.S. Holder’s rights and obligations under the Put Option (such excess being referred to as “Deemed Payment”).  In such a case, the U.S. Holder should recognize short-term capital loss in an amount equal to the Deemed Payment made by the U.S. Holder to the buyer with respect to the assumption of the Put Option.

Securities Held Through Foreign Entities

Under the “Hiring Incentives to Restore Employment Act” (the “Act”) and recently proposed regulations, a 30% withholding tax is imposed on “withholdable payments” and certain “passthru payments” made to foreign financial institutions (and their more than 50% affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account at the institution (or the institution’s affiliates) and to annually report certain information about such account.  “Withholdable payments” include (1) payments of interest (including original issue discount), dividends, and other items of fixed or determinable annual or periodical gains, profits, and income (“FDAP”), in each case, from sources within the United States, and (2) gross proceeds from the sale of any property of a type which can produce interest or dividends from sources within the United States.  “Passthru payments” generally are certain payments attributable to withholdable payments.  The Act also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%.  We will treat payments on the securities as withholdable payments for these purposes.

Withholding under the Act described above will apply to all withholdable payments and certain passthru payments without regard to whether the beneficial owner of the payment is a U.S. person, or would otherwise be entitled to an exemption from the imposition of withholding tax pursuant to an applicable tax treaty with the United States or pursuant to U.S. domestic law.  Unless a foreign financial institution is the beneficial owner of a payment, it will be subject to refund or credit in accordance with the same procedures and limitations applicable to other taxes withheld on FDAP payments provided that the beneficial owner of the payment furnishes such information as the IRS determines is necessary to determine whether such beneficial owner is a United States owned foreign entity and the identity of any substantial United States owners of such entity.  Pursuant to the proposed regulations and a subsequent IRS announcement, the Act’s withholding regime generally will apply to (i) withholdable payments (other than gross proceeds of the type described above) made after December 31, 2013, (ii) payments of gross proceeds of the type described above with respect to a sale or disposition occurring after December 31, 2016, and (iii) passthru payments made after December 31, 2016.  Additionally, the provisions of the Act discussed above generally will not apply to obligations (other than an instrument that is treated as equity for U.S. tax purposes or that lacks a stated expiration or term) that are outstanding on January 1, 2013.  Thus, if you hold your securities through a foreign financial institution or foreign corporation or trust, a portion of any of your payments made after December 31, 2013 may be subject to 30% withholding.

Non-U.S. Holders Generally

The U.S. withholding tax consequences of any Coupon payment in respect of the securities is uncertain.  Given the uncertainty, we will withhold U.S. income tax at a rate of 30% on any Coupon payment.  It may be possible for a holder of the securities that is not a U.S. Holder (a “Non-U.S. Holder”) to take the position that some or all of a Coupon payment is exempt from the 30% U.S. withholding tax or subject to a reduced withholding tax rate under an applicable tax treaty.  Any Non-U.S. Holder taking the position that a Coupon payment is exempt from the 30% withholding tax or eligible for a reduced rate of U.S. withholding tax may seek a refund or credit of any excess amounts withheld by us by filing an appropriate claim for refund with the IRS.

In the case of a Non- U.S. Holder that has no connection with the United States other than holding its securities, payment of the redemption amount by us in respect to the securities (except to the extent of the Coupons) will not be subject to U.S. withholding tax, provided that such Non-U.S. Holder complies with applicable certification requirements.  Any gain realized upon the sale or other disposition of the securities by a Non-U.S. Holder generally will not be subject to U.S. federal income tax unless (1) such gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder or (2) in the case of an individual, such individual is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.  Any effectively connected gains described in clause (1) above realized by a Non-U.S. Holder that is, or is taxable as, a corporation for U.S. federal income tax purposes may also, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

Non-U.S. Holders that are subject to U.S. federal income taxation on a net income basis with respect to their investment in the securities should refer to the discussion above relating to U.S. Holders.

Substitute Dividend and Dividend Equivalent Payments

The Act and recently proposed and temporary regulations treat a “dividend equivalent” payment as a dividend from sources within the United States.  Under the Act, unless reduced by an applicable tax treaty with the United States, such payments generally will be subject to U.S. withholding tax.  A “dividend equivalent” payment is (i) a substitute dividend payment made pursuant to a securities lending or a sale-repurchase transaction that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, (ii) a payment made pursuant to a “specified notional principal contract” that (directly or indirectly) is contingent upon, or determined by reference to, the payment of a dividend from sources within the United States, and (iii) any other payment determined by the IRS to be substantially similar to a payment described in the preceding clauses (i) and (ii).  Proposed regulations provide criteria for determining whether a notional principal contract will be a specified notional principal contract, effective for payments made after December 31, 2013.

Proposed regulations address whether a payment is a dividend equivalent.  The proposed regulations provide that an equity-linked instrument that provides for a payment that is a substantially similar payment is treated as a notional principal contract for these purposes.  An equity-linked instrument is a financial instrument or combination of financial instruments that references one or more underlying securities to determine its value, including a futures contract, forward contract, option, or other contractual arrangement.  Although it is not certain, an equity-linked instrument could include instruments treated as indebtedness for U.S. federal income tax purposes.  The proposed regulations consider any payment, including the payment of the purchase price or an adjustment to the purchase price, to be a substantially similar payment (and, therefore, a dividend equivalent payment) if made pursuant to an equity-linked instrument that is contingent upon or determined by reference to a dividend (including payments pursuant to a redemption of stock that gives rise to a dividend) from sources within the United States.  The rules for equity-linked instruments under the proposed regulations will be effective for payments made after the rules are finalized.  Where the securities reference an interest in a fixed basket of securities or a “customized index,” each security or component of such basket or customized index is treated as an underlying security in a separate notional principal contract for purposes of determining whether such notional principal contract is a specified notional principal contract or an amount received is a substantially similar payment.

We will treat any portion of a payment on the securities that is substantially similar to a dividend as a dividend equivalent payment, which will be subject to U.S. withholding tax unless reduced by an applicable tax treaty and a properly executed IRS Form W-8 (or other qualifying documentation) is provided.  Non-U.S. Holders should consult their tax advisors regarding whether payments on the securities constitute dividend equivalent payments.

U.S. Federal Estate Tax Treatment of Non-U.S. Holders

The securities may be subject to U.S. federal estate tax if an individual Non-U.S. Holder holds the securities at the time of his or her death.  The gross estate of a Non-U.S. Holder domiciled outside the United States includes only property situated in the United States.  Individual Non-U.S. Holders should consult their tax advisors regarding the U.S. federal estate tax consequences of holding the securities at death.

IRS Notice on Certain Financial Transactions

In Notice 2008-2, the IRS and the Treasury Department stated they are considering issuing new regulations or other guidance on whether holders of an instrument such as the securities should be required to accrue income during the term of the instrument.  The IRS and Treasury Department also requested taxpayer comments on (1) the appropriate method for accruing income or expense (e.g., a mark-to-market methodology or a method resembling the noncontingent bond method), (2) whether income and gain on such an instrument should be ordinary or capital, and (3) whether foreign holders should be subject to withholding tax on any deemed income accrual.  Additionally, unofficial statements made by IRS officials have indicated that they will soon be addressing the treatment of prepaid forward contracts in proposed regulations.

Accordingly, it is possible that regulations or other guidance may be issued that require holders of the securities to recognize income in respect of the securities prior to receipt of any payments thereunder or sale thereof.  Any regulations or other guidance that may be issued could result in income and gain (either at maturity or upon sale) in respect of the securities being treated as ordinary income.  It is also possible that a Non-U.S. Holder of the securities could be subject to U.S. withholding tax in respect of the securities under such regulations or other guidance.  It is not possible to determine whether such regulations or other guidance will apply to your securities (possibly on a retroactive basis).  You are urged to consult your tax advisor regarding Notice 2008-2 and its possible impact on you.

Information Reporting Regarding Specified Foreign Financial Assets

The Act and temporary and proposed regulations generally require individual U.S. Holders (“specified individuals”) and “specified domestic entities” with an interest in any “specified foreign financial asset” to file an annual report on IRS Form 8938 with information relating to the asset, including the maximum value thereof, for any taxable year in which the aggregate value of all such assets is greater than $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year.  Certain individuals are permitted to have an interest in a higher aggregate value of such assets before being required to file a report.  The proposed regulations relating to specified domestic entities apply to taxable years beginning after December 31, 2011.  Under the proposed regulations, “specified domestic entities” are domestic entities that are formed or used for the purposes of holding, directly or indirectly, specified foreign financial assets.  Generally, specified domestic entities are certain closely held corporations and partnerships that meet passive income or passive asset tests and, with certain exceptions, domestic trusts that have a specified individual as a current beneficiary and exceed the reporting threshold.  Specified foreign financial assets include any depository or custodial account held at a foreign financial institution; any debt or equity interest in a foreign financial institution if such interest is not regularly traded on an established securities market; and, if not held at a financial institution, (1) any stock or security issued by a non-U.S. person, (2) any financial instrument or contract held for investment where the issuer or counterparty is a non-U.S. person, and (3) any interest in an entity which is a non-U.S. person.

Depending on the aggregate value of your investment in specified foreign financial assets, you may be obligated to file an IRS Form 8938 under this provision if you are an individual U.S. Holder.  Specified domestic entities are not required to file Form 8938 until the proposed regulations are final.  Penalties apply to any failure to file IRS Form 8938.  Additionally, in the event a U.S. Holder (either a specified individual or specified domestic entity) does not file such form, the statute of limitations on the assessment and collection of U.S. federal income taxes of such U.S. Holder for the related tax year may not close before the date which is three years after the date such information is filed. You should consult your own tax advisor as to the possible application to you of this information reporting requirement and related statute of limitations tolling provision.

Backup Withholding and Information Reporting

A holder of the securities (whether a U.S. Holder or a Non-U.S. Holder) may be subject to backup withholding with respect to certain amounts paid to such holder unless it provides a correct taxpayer identification number, complies with certain certification procedures establishing that it is not a U.S. Holder or establishes proof of another applicable exemption, and otherwise complies with applicable requirements of the backup withholding rules.  Backup withholding is not an additional tax.  You can claim a credit against your U.S. federal income tax liability for amounts withheld under the backup withholding rules, and amounts in excess of your liability are refundable if you provide the required information to the IRS in a timely fashion.  A holder of the securities may also be subject to information reporting to the IRS with respect to certain amounts paid to such holder unless it (1) is a Non-U.S. Holder and provides a properly executed IRS Form W-8 (or other qualifying documentation) or (2) otherwise establishes a basis for exemption.

Supplemental Plan of Distribution (Conflicts of Interest)

Under the terms and subject to the conditions contained in a distribution agreement dated May 7, 2007, as amended, which we refer to as the distribution agreement, we have agreed to sell the securities to CSSU. The distribution agreement provides that CSSU is obligated to purchase all of the securities if any are purchased

CSSU proposes to offer the securities at the offering price set forth on the cover page of this pricing supplement and may receive varying underwriting discounts and commissions of between $0.00 and $2.50 per $1,000 principal amount of securities. CSSU may re-allow some or all of the discount on the principal amount per security on sales of such securities by other brokers or dealers. If all of the securities are not sold at the initial offering price, CSSU may change the public offering price and other selling terms.

In addition, Credit Suisse International, an affiliate of Credit Suisse, may pay referral fees of up to $5.50 per $1,000 principal amount of securities in connection with the distribution of the securities. An affiliate of Credit Suisse has paid or may pay in the future a fixed amount to broker-dealers in connection with the costs of implementing systems to support these securities.

We expect to deliver the securities against payment for the securities on the Settlement Date indicated above, which may be a date that is greater than three business days following the Trade Date. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, if the Settlement Date is more than three business days after the Trade Date, purchasers who wish to transact in the securities more than three business days prior to the Settlement Date will be required to specify alternative settlement arrangements to prevent a failed settlement.

The agent for this offering, CSSU, is our affiliate. In accordance with FINRA Rule 5121, CSSU may not make sales in this offering to any of its discretionary accounts without the prior written approval of the customer. A portion of the net proceeds from the sale of the securities will be used by CSSU or one of its affiliates in connection with hedging our obligations under the securities.

For further information, please refer to “Underwriting (Conflicts of Interest)” in the accompanying product supplement.

Credit Suisse